Exhibit 99.1

Kaiser Aluminum Corporation Acquires
Nichols Wire Facility, Florence, Alabama

FOOTHILL RANCH, Calif., August 9, 2010 – Kaiser Aluminum Corporation (NASDAQ:KALU) today announced it has completed the acquisition of the Nichols Wire facility in Florence, Alabama which manufactures bare mechanical alloy wire products, nails and aluminum rod for aerospace, general engineering, and automotive applications. The facility, which employs approximately 100 personnel, will be integrated into Kaiser Aluminum’s Fabricated Products business segment. The business typically generates annual value added revenue, which represents net sales less the hedged cost of alloyed metal, of approximately $15 million at profitability levels comparable to the existing Fabricated Products portfolio.

“The Nichols Wire business is an excellent strategic fit for Kaiser Aluminum, expanding our offering of small diameter rod, bar and wire products to our core markets and end-use applications,” said Jack A. Hockema, President, Chief Executive Officer and Chairman. “The Florence facility, a long-term customer to our Newark, Ohio facility and supplier to our Jackson, Tennessee facility, provides a natural complement to our existing operations. We are pleased to welcome the Nichols’ employees as new members of the Kaiser team and look forward to increased potential as the business is integrated into Kaiser Aluminum,” concluded Mr. Hockema.

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of our culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, press and earnings releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholder’s meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) the Company’s ability to successfully integrate acquired operations, continue to realize manufacturing efficiencies and remain a low cost producer, (b) the Company’s ability to successfully identify and execute its long term strategic growth initiatives and internal and external growth opportunities; and (c) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009 and Current Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended March 31, 2010. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FD
(646) 421-5341